EXHIBIT 99.1

ELMER'S
RESTAURANTS, INC.

PRESS RELEASE

For Release                                             CONTACT:
                                                        --------
September 2, 2004                                       Kristi Dunlap
4:05 p.m. EDT                                           (503) 252-1485

            ELMER'S RESTAURANTS, INC. REPORTS FIRST QUARTER EARNINGS;
                        ANNOUNCES NEW RESTAURANT OPENINGS

Portland, Oregon--Elmer's Restaurants, Inc. (NASDAQ Small-Cap: ELMS) announced today first quarter earnings for the sixteen weeks ended July 19, 2004. The Company reported net income of $312,000 or $.16 per fully diluted share, compared to $363,000 and $.17 per fully diluted share last year.

Revenues for the quarter decreased 2.5% to $9.8 million compared to $10.1 million for the year ago period. For the quarter, system-wide same store sales increased .3% compared to the year ago period.

Commenting on the results for the quarter, Company chairman and chief executive officer, Bruce Davis, said, "During the quarter, lower revenues compared to the prior year negatively impacted operating income. Results at our flagship Elmer's brand were hurt by a sharp rise in commodity prices, which reduced our operating margin. As we indicated in our Annual Report, second quarter results will be negatively affected by the lower commission rate under the new six year contract with the Oregon Lottery."

"Our franchising efforts continue to move forward. Next week, a franchisee-owned Elmer's Restaurant opens in Eugene, Oregon; and construction has commenced on another Elmer's Restaurant in Walla Walla, Washington," Davis continued.

The Company owns and operates 10 Elmer's restaurants and franchises 22 Elmer's restaurants in Washington, Oregon, California, Idaho, and Montana. The Company also owns and operates five Mitzel's American Kitchen restaurants all located in the Puget Sound area of the state of Washington, and 13 delicatessen-style restaurants in Oregon.

SAFE HARBOR STATEMENT: A number of statements contained in this press release are forward-looking statements that are subject to risk and uncertainties and which are made pursuant to the Safe Harbor provisions of the private Securities Litigation Reform Act of 1995. Statements indicating that the Company "believes", "expects", "anticipates" or "estimates" are forward-looking as are all other statements regarding future financial results, market conditions and other events that have not yet occurred. These forward-looking statements may involve a number of risks and uncertainties relating to the Company's business, financial conditions, and operations, as well as other factors listed in the
Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

                                       ###


11802 SE Stark St.  o  P.O. Box 16938 Portland, OR  o  97292
503-252-1485  o  Fax 503-252-6706  o  www.elmers.restaurants.com

                   ELMER'S RESTAURANTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       FOR THE SIXTEEN WEEKS ENDED
                                                               -------------------------------------------
                                                                    JULY 19,                July 21,
                                                                      2004                    2003
                                                               -------------------     -------------------
                                                                   (Unaudited)            (Unaudited)

REVENUES                                                               $9,804,684             $10,059,012
                                                               -------------------     -------------------

COSTS AND EXPENSES:

Cost of restaurant sales:
   Food and beverage                                                    2,843,050               3,099,959
   Labor and related costs                                              3,417,091               3,398,561
   Restaurant operating costs                                           1,383,053               1,378,674
   Occupancy costs                                                        619,454                 635,805
   Depreciation and amortization                                          267,140                 252,147
General and administrative expenses                                       731,586                 670,902
(Gain) loss on sale of land, buildings and equipment                     (145,303)                  4,071
Loss on impairment of equipment                                           140,000                       -
                                                               -------------------     -------------------

                                                                        9,256,071               9,440,119
                                                               -------------------     -------------------

    INCOME FROM OPERATIONS                                                548,613                 618,893

OTHER INCOME (EXPENSE):
   Interest income                                                         17,798                  24,756
   Interest expense                                                      (109,546)               (115,993)
   Gain (loss) on sale of marketable securities                             1,974                   3,449
                                                               -------------------     -------------------

  Income before provision for income taxes                                458,839                 531,105

  Income tax provision                                                   (147,000)               (168,000)
                                                               -------------------     -------------------

    NET INCOME                                                           $311,839                $363,105
                                                               ===================     ===================

PER SHARE DATA:

  Net income per share - Basic                                              $0.17                   $0.18
                                                               ===================     ===================

  Weighted average number of
  common shares outstanding - Basic                                     1,816,335               2,041,728
                                                               ===================     ===================

  Net income per share - Diluted                                            $0.16                   $0.17
                                                               ===================     ===================

  Weighted average number of
  common shares outstanding - Diluted                                   1,947,823               2,131,478
                                                               ===================     ===================